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                          CERTIFICATE OF INCORPORATION
                                       OF
                     THE PENN INSURANCE AND ANNUITY COMPANY

FIRST:   The name of the corporation is The Penn Insurance and Annuity Company.

SECOND: The address of the registered office of the corporation in the State of Delaware is No. 100 West Tenth Street, Wilmington, New Castle County, Delaware. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

THIRD:   The nature of the business or purposes to be conducted or promoted is:

         To engage in the business of insurance, in business activities reasonably and necessarily incidental to the insurance business, in business activities reasonably relating to the management, supervision, servicing of and protection of its interests as to its lawful investments and to the full utilization of its facilities, and in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Two Thousand Dollars ($2,000).

FIFTH: The incorporator is Catherine B. Strauss, Esq., whose mailing address is Independence Square, Philadelphia, Pennsylvania 19172.

SIXTH: The names and mailing addresses of each of the directors, who shall serve until the first annual meeting or until their successors are elected and qualify, are:

                  Robert O. Purcifull      Independence Square
                                           Philadelphia, PA  19172

                  William T. Spock         Independence Square
                                           Philadelphia, PA  19172

                  Frank K. Tarbox          Independence Square
                                           Philadelphia, PA  19172

SEVENTH: The corporation is to have perpetual existence.

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EIGHTH:  The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

NINTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend, or repeal by-laws.

         I, the undersigned, being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation of Law of the State of Delaware do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereto set my hand and seal this 2nd day of July, 1980.


                                                    /s/ Catherine B. Strauss
                                                    ---------------------------
                                                    Catherine B. Strauss